UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 5.07 of this Current Report on Form 8-K, on August 26, 2020, at its annual meeting of stockholders, the stockholders of Boot Barn Holdings, Inc. (the “Company”) approved the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”).

The 2020 Equity Incentive Plan is a new equity compensation plan for our directors, officers and other employees pursuant to which the Company may grant awards payable in cash or shares of common stock of the Company. The 2020 Equity Incentive Plan replaces the Boot Barn Holdings, Inc. 2014 Equity Incentive Plan. The Company obtained stockholder approval of the 2020 Equity Incentive Plan in accordance with the rules of the New York Stock Exchange.

For a description of the terms and conditions of the 2020 Equity Incentive Plan, as approved by stockholders on August 26, 2020, see “Proposal 3: Approval of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan” in the proxy statement for the annual meeting, which description is incorporated herein by reference.

The foregoing description of the 2020 Equity Incentive Plan and the description of the 2020 Equity Incentive Plan contained in the proxy statement are each qualified in their entirety by reference to the full text of the 2020 Equity Incentive Plan, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additionally, on August 26, 2020, the Board of Directors of the Company approved and adopted the Boot Barn Holdings, Inc. Amended and Restated Cash Incentive Plan for Executives (the “Amended and Restated Cash Incentive Plan”). The Boot Barn Holdings, Inc. Cash Incentive Plan (the “Cash Incentive Plan”) originally became effective on August 30, 2017. The Cash Incentive Plan was amended and restated in order to remove certain procedural limitations relating to the performance-based compensation exception to the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, which was eliminated by the Tax Cuts and Jobs Act, and to provide the Company with additional flexibility in granting and administering bonus awards.

The foregoing description of the Amended and Restated Cash Incentive Plan is qualified in its entirety by reference to the full text of the Amended and Restated Cash Incentive Plan, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Boot Barn Holdings, Inc. (the “Company”) was held on August 26, 2020. At the annual meeting, the Company’s stockholders voted on four proposals and cast their votes as follows:

Proposal 1: Election of Directors

The stockholders elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Vote
Greg Bettinelli	25,253,234	895,308	1,366,620
James G. Conroy	25,432,772	715,770	1,366,620
Lisa G. Laube	25,515,454	633,088	1,366,620
Anne MacDonald	25,150,095	998,447	1,366,620
Brenda I. Morris	25,267,671	880,871	1,366,620
Peter Starrett	24,857,403	1,291,139	1,366,620
Brad Weston	17,430,582	8,717,960	1,366,620

Proposal 2: Say-on-Pay

The stockholders voted, on an advisory basis, to approve the fiscal 2020 compensation paid to the Company’s named executive officers. The results of the vote taken were as follows:

5,862
For	Against	Abstain	Broker Non-Vote
25,862,428	275,354	10,760	1,366,620

Proposal 3: Approval of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan

The stockholders voted to approve the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan. The results of the vote taken were as follows:

4,280,512
For	Against	Abstain	Broker Non-Vote
24,280,512	1,837,065	30,965	1,366,620

Proposal 4: Ratification of Appointment of Independent Auditor

The stockholders ratified the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending March 27, 2021. The results of the vote taken were as follows.

For	Against	Abstain	Broker Non-Vote
25,949,011	1,553,097	13,054	0

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Boot Barn Holdings, Inc. 2020 Equity Incentive Plan
Exhibit 10.2	Boot Barn Holdings, Inc. Amended and Restated Cash Incentive Plan for Executives
Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: September 1, 2020	By:	/s/ Gregory V. Hackman
Name: Gregory V. Hackman
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer